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                                 EXHIBIT 5.1
                            OPINION OF ATTORNEYS

                                                            Exhibit 5.1


                               February 9, 1998



  Rentech, Inc.
  1331 17th Street, Suite 720
  Denver, CO 80202

  Gentlemen:

       We have acted as counsel to Rentech, Inc., a Colorado corporation (the "Company"), with respect to the legality of 500,000 shares of Common Stock, par value $.01 per share (the "Shares"), to be offered by the Company pursuant to its 1996 Stock Option Plan, registered in its Registration Statement on Form S-8 and being offered by the Prospectus delivered to employees of the Company.

       In our opinion, the Shares being offered, upon issuance and payment therefor, will be duly authorized, validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      (signature)

                                      BREGA & WINTERS P.C.